As filed with the Securities and Exchange Commission on March 6, 1997

                           Registration Statement No. 333-


                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM S-3

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                           RECKSON ASSOCIATES REALTY CORP.
                (Exact name of registrant as specified in its charter)

                   Maryland                        11-3233650
         (State of other jurisdiction of         (I.R.S. Employer
          incorporation or organization)        Identification No.)



                                 225 Broadhollow Road
                                 Melville, NY  11747
                                    (516) 694-6900
            (Address and Telephone Number of Principle Executive Offices)

                                  Donald J. Rechler
                         Chairman and Chief Executive Officer
                           Reckson Associates Realty Corp.
                                 225 Broadhollow Road
                                 Melville, NY  11747
                                    (516) 694-6900
                         (Name, Address and Telephone Number,
                      Including Area Code, of Agent for Service)



    Douglas A. Sgarro, Esq.            Allen Curtis Greer, II, Esq.
          Brown & Wood LLP               Robert E. King, Jr. Esq.
        One World Trade Center               Rogers & Wells
       New York, NY  10048-0557             200 Park Avenue
          (212) 839-5300                   New York, NY  10166
                                            (212) 878-8000

    Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. []

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering; [x] No. 333-13213.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. []

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                               CALCULATION OF REGISTRATION FEE

                                                      Maximum          Amount of
Title of Securities   Amount to be  Maximum Offering  Aggregate       Registration
Being Registered      Registered    Price Per Share   Offering Price       Fee

Common Stock           746,387           $45.25        $33,774,012     $10,234.55

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the Registration Statement filed by Reckson Associates Realty Corp. with the Securities and Exchange Commission (File No. 333-13213) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Reckson Associates Realty Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Huntington, State of New York, on March 6, 1997.

                                  RECKSON ASSOCIATES REALTY CORP.


                                  By:        /S/ DONALD J. RECHLER

                                           Donald J. Rechler,
                                         Chairman of the Board and Chief
                                           Executive Officer


    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Reckson Associates Realty Corp. hereby severally constitute Scott
H. Rechler, Mitchell D. Rechler and J. Michael Maturo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Reckson Associates Realty Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                 Date
----------------------------------------------------------------------------

 /s/ Donald J. Rechler       Chairman of the Board, Chief Executive
---------------------------  Officer and Director (Principal
Donald J. Rechler            Executive Officer)
                                                               March 6, 1997



/s/ Scott H. Rechler         President, Chief Operating
---------------------------  Officer and Director
Scott H. Rechler                                               March 6, 1997




/s/ J. Michael Maturo        Executive Vice President,
---------------------------  Treasurer and Chief Financial
J. Michael Maturo            Officer (Principal Financial
                             Officer and Principal
                             Accounting Officer)
                                                               March 6, 1997



/s/ Roger M. Rechler         Vice-Chairman of the Board and
---------------------------  Director                          March 6, 1997
Roger M. Rechler


/s/ Mitchell D. Rechler      Executive Vice President and
---------------------------  Director                          March 6, 1997
Mitchell D. Rechler


/s/ Harvey R. Blau           Director                          March 6, 1997
---------------------------
Harvey R. Blau

/s/ Leonard Feinstein        Director                          March 6, 1997
---------------------------
Leonard Feinstein

/s/ Herve A. Kevenides       Director                          March 6, 1997
---------------------------
Herve A. Kevenides

/s/ John V.N. Klein          Director                          March 6, 1997
---------------------------
John V.N. Klein

/s/ Conrad D. Stephenson     Director                          March 6, 1997
---------------------------
Conrad D. Stephenson

                                    EXHIBIT INDEX
                                    -------------

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------

  5.1 Opinion of Brown & Wood LLP as to the legality of the Securities being registered.

  8.1                    Opinion of Brown & Wood LLP as to certain tax matters.

 23.1                    Consent of Ernst & Young LLP, Independent Accountants.

 23.2 Consent of Brown & Wood LLP (included in Exhibit 5.1 hereto).